Exhibit: 10.1

FMC CORPORATION RESTRICTED STOCK AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

This Agreement is made as of the      day of          (the “Grant Date”) by and between FMC CORPORATION, a Delaware corporation, (the “Company”) and                      (the “Director”).

The Board of Directors of the Company (the “Board”) amended, restated, and further amended the FMC Corporation Compensation Plan for Non-Employee Directors (as amended through January 2005 hereinafter referred to as the “Plan”). The Plan, as it may hereafter be amended and continued, operates by resolution of the Compensation and Organization Committee as a sub plan of the FMC Corporation Incentive Compensation and Stock Plan (the “Omnibus Plan”). Both the Plan and the Omnibus Plan are therefore incorporated herein by reference and made a part of this Agreement and control the rights and obligations of the Company and the Director under this Agreement. The Board has determined that it would be to the advantage and interest of the Company and its stockholders to grant restricted stock units under the Plan (and accordingly, under the Omnibus Plan) to the Director as an inducement to remain in the service of the Company, and as an incentive for increased efforts during such service. Unless otherwise defined, capitalized terms used herein shall have the same meaning as set forth in the Plan.

Now therefore, the Board, on behalf of the Company, hereby grants              Restricted Stock Units to the Director on the Grant Date subject to the terms and conditions of the Plan and the Omnibus Plan and the rules as may be applied by the Board, provided, however, that (i) payment will not be made in respect of the Restricted Stock Units granted hereby upon a Change in Control as described in the last sentence of Section 2(b) of Part III of the Plan unless the applicable Change in Control constitutes a “Change in Control Event” as defined in Q&A 11 of IRS Notice 2005-1; (ii) all of the Restricted Stock Units granted hereby, whether previously vested or not, will become immediately payable upon a Change in Control Event; and (iii) in the case of conflict between the Plan and the Omnibus Plan with respect to the specific terms of the grant being made hereunder, the Plan shall govern.

Executed as of the Grant Date

FMC CORPORATION

By:
	Vice President	(Director)

(Address)
(Social Security Number)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.